                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 1997



                          FORTUNE PETROLEUM CORPORATION
             (Exact name of Registrant as specified in its charter)



         Delaware                      1-12334                   95-4114732
 (State or other jurisdiction        (Commission               (IRS Employer
       of incorporation)             File Number)            Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS


        On April 15, 1997, Fortune Petroleum Corporation ("Fortune") suspended drilling operations on its Wynn #1 well in the South Lake Arthur Field, Jefferson Davis Parish, Louisiana, upon the determination that the well has crossed a fault and failed to reach the primary objective target. Fortune believes that the well may have encountered potential hydrocarbons in a shallower reservoir; however, the working interest partners do not currently own any rights to such reservoir. The operator is in discussion with the owner of the shallow reservoir in an attempt to negotiate a mutually acceptable farmout of that reservoir. Such discussions have not yet been completed and there can be no assurance that such an agreement will ever be reached. If the parties are unable to negotiate a farmout, Fortune expects that the well will be plugged and abandoned by the working interest owners. Fortune's cost of drilling and plugging and abandoning the well is estimated to be $380,000 to its 12.5% working interest.


                                       2
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                                    SIGNATURE


        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      FORTUNE PETROLEUM CORPORATION



                                      By:   /s/ Dean W. Drulias
                                          --------------------------------
                                            Dean W. Drulias
                                            Executive Vice President and
                                              General Counsel


Date:  April 18, 1997